Exhibit 16.1

Grant Thornton

November 19, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Grant Thornton LLP 700 Milam Street, Suite 300 Houston, TX 77002-2848 T 832.476 .3600 F 713.655.8741 GrantThornton.com linkd.in/GrantThorntonUS twitter.com/GrantThorntonUS

Re:   GlobalSCAPE, Inc.
File No. 1-33601

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GlobalSCAPE, Inc. dated November 14,2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
Grant Thornton LLP

U.S. member firm of Grant Thornton International  Ltd